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EXHIBIT "A" to Consent

SUBLEASE AGREEMENT

This Sublease Agreement (the "Sublease") is made and entered into by and between PHILLIP GALYEN, P.C. d/b/a BAILEY & GALYEN (the "Sublessor") and Fuse Medical, Inc., a Delaware corporation (the "Sublessee"), effective as of the date of the last signature below (the "Effective Date").

In consideration of the mutual covenants and agreements set forth in the Sublease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Sublessor docs hereby demise and lease to Sublessee, and Sublessee does hereby lease from Sublessor, approximately 2,016 square feet of space of Suite 650 (the "Subleased Premises"), as better described by the document attached as Exhibit "A." which is located at 1300 Summit Ave., Fort Worth, Texas 76102 (the "Building").

Sublessor's rights at the Building originate from that certain Lease Agreement dated March 7, 2013 (the "Lease") between PBIII-SOP, LP, a Texas limited partnership, as successor in interest to PRG/Chief Summit LP (the "Landlord") and Sublessor. Sublessor occupies Suite No. 650 of the Building (consisting of approximately 9,602 square feet of rentable space) (the "Leased Space"). Sublessor does hereby permit Sublessee to use all common areas in and around the Building as if Sublessee was the "Tenant" under the Lease, including alt means of access between those common areas and the Subleased Premises.

ARTICLE 1. TERM

The term of this Sublease shall commence on the Effective Date and will expire at 11:59 p.m. on September 30, 2018 (the “Initial Term").

Right of Renewal

This Sublease shall automatically renew in additional one (1) year period increments pursuant to the same terms and conditions unless: (i) Sublessee provides written notice to Sublessor at least sixty (60) days prior to the expiration of the Initial Te.rm of its intention not to renew this Sublease; (ii) this Sublease is terminated in writing pursuant to the terms herein; (iii) the Sublessor shall cease to occupy the Leased Space after the expiration of the Initial Term; or (iv) Sublessee shall be in default under the Sublease beyond all applicable cure periods. Notwithstanding the foregoing, the Sublease will not extend beyond September 30, 2020 unless: (A) Sublessor extends the term of the Lease; and (B) Sublessor and Sublessee enter a written amendment which extends the duration of this Sublease.

ARTICLE 2. USE OF PREMISES

Sublessee will use the Subleased Premises only for medical supplies operations and executive office purposes, unless Sublessor shall give Sublessee prior written consent for a different use, which consent will not be unreasonably withheld, conditioned or delayed. Withholding consent will be deemed reasonable only if; (i) Landlord objects to the proposed use; or (ii) if such consent would: (A) cause Sublessor to default under the terms of the Lease; or (B) unreasonably interfere with Sublessor's permitted use of the Leased Space.

Leased Space

Subject to any future reduction in the size of the Subleased Premises pursuant to Article 7 hereof, the Subleased Premises represents 21% of the Leased Space as of the Effective Date hereof. As such, all amounts that shall be paid by Sublessee to Landlord in regards to the Subleased Premises will be, subject

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to any future reduction in the size of the Subleased Premises, based on 21% of the full amount that would have been due from Sublessor to Landlord under the Lease.

Sublessor's Furniture

Sublessor hereby provides Sublessee with a revocable license to use all office furniture and other personal property (collectively, "Furniture") which Sublessor placed in the Subleased Premises on or before the Effective Date of this Sublease, at no cost to Sublessee. Sublessor may revoke said license as it pertains to some or all of the Furniture at any time by providing Sublessee with no less than seven (7) days' prior written notice, Should Sublessor revoke said license, or should Sublessee provide Sublessor with written notice asking that some or all of the Furniture be removed from the Subleased Premises, Sublessor shall remove or cause to be removed the applicable Furniture at no cost to Sublessee. Sublessee shall repair or cause to be repaired any and all damages which Sublessee or its employees cause to the Furniture as close as reasonably possible to the Furniture's condition as it existed on the Effective Date, reasonable wear and tear excepted.

Insurance Hazards

Sublessee shall not use, or permit the use of, the Subleased Premises in any manner that will cause a cancellation of, or an increase in the rate of, policies insuring the Subleased Premises or any improvements on the Subleased Premises, or creating any liability on Sublessor or Landlord in connection with the leasing or ownership of the Subleased Premises.

Waste, Nuisance, or Illegal Uses

Sublessee shall not use, or permit the use of, the Subleased Premises in any manner that results in waste of the Subleased Premises or constitutes a nuisance. Nor shall Sublessee use, or permit the use of, the Subleased Premises for any illegal purpose. Sublessee shall, at its own expense, comply with all applicable laws and ordinances, and with all applicable rules and regulations of governmental agencies concerning the use of the Subleased Premises.

Sublessee Improvements

Subject to the terms of this Sublease, Sublessee may, at no cost to Sublessor, make improvements to the Subleased Premises, all subject to the prior written approval of Sublessor, which approval shall not be unreasonably withheld, conditioned or delayed. To the extent required by the Lease, Sublessor shall promptly seek Landlord's consent for Sublessee's requested improvements. Sublessor's withholding of consent for Sublessee’s improvements will be deemed reasonable only if: (i) such consent would cause Sublessor to default under the terms of the Lease; (ii) such consent would unreasonably interfere with Sublessor's permitted use of the Leased Space; or (iii) Landlord withholds its consent for such improvements. Sublessor shall provide Sublessee with copies of all correspondence and documentation which Sublessor sends to and receives from Landlord pertaining to Sublessee's request to make such improvements. In the event Landlord or its agent performs Sublessee's improvements pursuant to the Lease, Sublessor shall provide Sublessee with copies of all related invoices and documentation which Sublessor receives from Landlord, and Sublessee will reimburse Sublessor only for the amount which Landlord charged Sublessor to make such improvements.

Amendments to Lease

Sublessor shall provide Sublessee with true, accurate and complete copies of all agreements which it enters with Landlord, its successors and assigns, including but not limited to amendments to the Lease,

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within ten (10) days after entering such agreements. Should any such agreement include a provision which, in Sublessee's reasonable judgement, negatively affects Sublessee's rights under this Sublease, Sublessor will be deemed in default of this Sublease, and Sublessee will be afforded all applicable remedies in equity and at law, including but not limited to the right to terminate this Sublease.

ARTICLE 3. RENT

Sublessee Rent

Sublessee will pay to Landlord (at the address contained in the Consent or at such other address as Landlord may designate from time to time in writing): (i) the monthly rent set forth on the Rent Schedule attached hereto as Exhibit "B"(the "Base Rental"); (ii) twenty one percent of Tenant's Forecast Additional Rental; and (iii) twenty one percent (21%) of Sublessor's monthly Electricity Charge (collectively, "Sublessee Rent"). "Tenant's Forecast Additional Rental" and "Electricity Charge" are defined, respectively, in Sections 4(a) and 5(a) of the Lease and each of those defined terms are incorporated herein. Tenant shall pay Sublessee Rent monthly, commencing on the first day of the calendar month following Sublessor's and Sublessee's receipt from Landlord of a fully executed copy of: (A) this Sublease; and (B) the Consent to Sublease, and continuing on the first day of each calendar month until the expiration or termination of the Sublease pursuant to the terms as set forth herein. The first day of each month shall be a "Due Date" for purposes hereof. Sublessee Rent for any fractional month at the beginning or end of the lease term shall be prorated on a per diem basis. Landlord and Sublessor agree to abate all Sublessee Rent for one (1) month when Sublessee performs its initial improvements at the Subleased Premises. Sublessor hereby acknowledges timely receipt of all Sublessee Rent and any other monetary obligations owed by Sublessee through and including December 2015. Sublessor hereby consents to Landlord's collection of Sublessee Rent in accordance with the terms and provisions stated herein. Landlord confirms that the amount of Sublessee Rent owed by Sublessor to Landlord under the Lease will be reduced by the amount of Sublessee Rent paid by Sublessee to Landlord under the Sublease.

Late Charges

If Sublessee Rent is not paid by any Due Date, then if Sublessee fails to pay Sublessee Rent within five (5) calendar days after receiving written notice thereof from Landlord, late charges of 10% of the amount due at that time shall be assessed against and payable by Sublessee to Landlord until the, earlier of the date on which: (i) Sublessee becomes current on its Sublessee Rent obligations; or (ii) this Sublease is terminated in accordance with the terms and provisions hereof.

ARTICLE 4. SERVICES, MAINTENANCE AND UTILITIES

Maintenance of Building Structure

Sublessee shall maintain and keep the Subleased Premises and any Sublessee-made alterations or additions thereto in sound condition and good repair. Sublessee agrees to repair or cause to be repaired any and all damages which Sublessee or its employee(s) and/or agent(s) cause to the Subleased Premises. Upon receipt of written notice from Sublessee regarding repairs and/or maintenance needed, Sublessor, agrees to repair or demand in writing that Landlord honor all applicable repair and maintenance obligations under the Lease and applicable law as same applies to the Subleased Premises. Sublessor shall provide Sublessee with true, accurate and complete copies of all such correspondence which Sublessor sends to Landlord, as well as copies of all related correspondence which Sublessor receives from Landlord.

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Electricity

Landlord estimates its annual Electricity Charge in accordance with Section 5(a) of the Lease. Subject to the provision above entitled "Sublessee Rent," and subject to any future reduction in the size of the Subleased Premises pursuant to Article 7 hereof, on each Due Date, Sublessee shall pay to Landlord twenty one percent (21%) of Sublessor's Electricity Charge. Sublessee will be responsible for its above described portion of the Electricity Charge only until the date on which this Sublease expires or sooner terminates, and Sublessee's final Electricity Charge payment will be prorated accordingly. For purposes of this Sublease, Sublessor has delivered to Sublessee the forecasted Electricity Charge for the calendar year 2016 and Sublessee shall pay 21% of such amount (the "Sublessee's Electricity Charge").

Maintenance of Common Areas

Before January 1 of each calendar year during the term of this Sublease, Landlord shall provide Sublessee with written notice stating the amount of Tenant's Forecast Additional Rental applicable to the Subleased Premises. Subject to the provision above entitled "Sublessee Rent," and subject to any future reduction in the size of the Subleased Premises pursuant to Article 7 hereof, Sublessee shall pay to Landlord, in equal monthly installments, payable on each Due Date, twenty one percent (21%) of Tenant's Forecast Additional Rental. Sublessee will be responsible for its above-described portion of Tenant's Forecast Additional Rental only until the date on which this Sublease expires or sooner terminates, and Sublessee's final Tenant's Forecast Additional Rental payment will be prorated accordingly. In the event Landlord's actual Operating Expenses (as defined in the Lease) are determined to be less than originally anticipated, Landlord shall either refund to Sublessee the applicable portion of its Tenant's Forecast Additional Rental within thirty (30) days of making said determination. or credit such overpayment against the next accruing installment(s) of Tenant's Forecast Additional Rental. Landlord agrees that Sublessee reserves all objection, audit and inspection rights afforded to Sublessor under Sections 4(b) and 4(c) of the Lease, as said rights relate to Sublessees's portion of Tenant's Forecast Additional Rental and Electricity Charge.

ARTICLE 5. INDEMNITY, INSURANCE AND WAIVERS

Indemnity

Each party (Sublessor and Sublessee) (the "Indemnitor") will defend, indemnify, and save harmless the other party (the "Indemnitee") and their respective shareholders, directors, members, managers, partners, officers, employees, and agents (the "Associates") against and from all claims, demands, damages, costs, and expenses, including reasonable attorneys' fees actually incurred, that may be imposed upon or incurred by or asserted against the Indemnitee or its Associates by a third party by reason of any of the following events occurring during the term of this Sublease: (i) any uncured default by the Indemnitor; (ii) any negligence or willful misconduct of the Indemnitor or its Associates; and (iii) any breach of a representation, warranty, or covenant contained herein by Indemnitor. To be indemnified, the Indemnitee must: (a) give the Indemnitor timely written notice of the claim (unless the Indemnitor already has notice); (b) give the Indemnitor full and complete authority, Information, and assistance for the claim's defense and settlement; and (c) not, by any act, admission, or acknowledgement, materially prejudice the Indemnitor's ability to satisfactorily defend or settle the claim. The Indemnitor will retain the right, at its option, to settle or defend the claim at its own expense and with its own counsel. The Indemnitee will have the right, at its option, to participate in the settlement or defense of the claim with its own counsel and at its own expense, but the Indemnitor will retain sole control of the claim's settlement or defense.

Insurance

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Sublessor and Sublessee shall each procure and maintain throughout the term of this Sublease, a policy or policies of insurance, at their respective sole cost and expense, insuring themselves and each other against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with their respective use or occupancy of the Leased Space and Subleased Premises, as applicable, the limits of such policy    or policies to be In an amount not less than $1,000,000.00 with respect to injuries to or death of any one person and in an amount of not less than $1,000,000.00 with respect to any one accident or disaster, and upon receipt of written request thereof from the other party, shall furnish evidence satisfactory to each other of the maintenance of such insurance. This insurance coverage shall include blanket contractual liability and broad form property damage liability and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Sublessor's policy(ies) shall name Landlord, Sublessee, Sublessee's agent(s), and any other party(ies) which Sublessee shall deem necessary shall be named as an additional insured on all such policies. Sublessee's policy(ies) shall name Landlord, Sublessor, Sublessor's agent(s), and any other party(ies) which Sublessor shall deem necessary shall be named as an additional insured on all such policies. This insurance shall be written on an occurrence basis and shall be primary and noncontributory to any other insurance carried by the parties. Both Sublessor and Sublessee shall obtain a written obligation on the part of their respective insurance company(ies) to notify the other party at least ten (10) days prior to cancellation. expiration or material alteration of such insurance. In addition, it is recommended, but not required, that Sublessee maintain Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income. It Is recommended, but not required, that Sublessee carry fire and extended coverage insurance on its personal property as Landlord shall in no event be required to rebuild, repair or replace any part of the furniture, equipment, personal property, fixtures or other improvements which may have been placed by Tenant on or within the Subleased Premises.

Waivers

NEITHER PARTY (SUBLESSOR OR SUBLESSEE) WILL BE LIABLE TO THB OTHER FOR LOSS OF ANTICIPATORY PROFITS OR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, LOST BUSINESS OPPORTUNITIES, MARKET SHARE OR CONSEQUENTIAL DAMAGES (COLLECTIVELY, "CONSEQUENTIAL DAMAGES") INCURRED IN CONNECTION WITH THIS SUBLEASE, EVEN IF THE PARTIES CONTEMPLATED THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

ARTICLE 6. ASSIGNMENT AND SUBLEASE

Assignment and Subletting by Sublessee

Sublessee shall not have the right to assign or sublet its interests in the Sublease or the Subleased Premises without the prior written consent of both the Sublessor and the Landlord.

ARTICLE 7. RELOCATION AND SURRENDER

Relocation Request by Landlord

Landlord shall provide Sublessee with written notice of its intent to relocate any portion of the Leased Space (including the Subleased Premises), as well as details regarding the proposed new location, size, shape and layout of the Leased Space (including the Subleased Premises). If, after learning of Landlord's proposed relocation of any portion of. the Subleased Premises, or if after learning of the proposed location, size, shape, and layout of the new space, or if Sublessee's monetary obligations under

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this Sublease will change, Sublessee determines that the new space is not acceptable, Sublessee may terminate this Sublease by providing written notice to Sublessor and Landlord. If Sublessee chooses not to terminate this Sublease, then Sublessee shall submit to Sublessor and Landlord all documentation pertaining to costs and expenses which Sublessee incurred before, during and after said relocation, which pertain to said relocation (collectively, the ''Sublessee's Relocation Expenses"). Landlord shall promptly reimburse Sublessee for all relocation-related costs and expenses incurred in accordance with Section 9 of the Lease.

Surrender Request by Sublessor

Upon Sublessee's receipt of at least thirty (30) days' prior written notice from Sublessor, Sublessor shall have the right to peacefully and lawfully cause Sublessee to surrender its possession and use of one or both of the offices labeled with an "X" on the attached Exhibit "A" ("Partial Surrender"). Sublessor and Sublessee each agree that the Subleased Premises includes only five (5) offices. Should Sublessor exercise the Partial Surrender provision above, Sublessor acknowledges that it will interfere with Sublessee's business and cause Sublessee to incur hardships associated with the reduction of usable space. As such, in the event Sublessor exercises the Partial Surrender provision for one (1) of the two (2) offices, Sublessor agrees that Sublessee Rent will be reduced by fifteen percent (15%), effective on the day in which Sublessee no longer has use of that office. In the event Sublessor exercises the Partial Surrender provision for both offices, Sublessor agrees that Sublessee Rent will be reduced by thirty percent (30%). effective on the day in which Sublessee no longer has use of those offices. Subject to Sublessor's compliance with the Landlord's approval rights under the Lease, Sublessor shall pay all costs associated with partitioning from the Subleased Premises that or those offices, as applicable, which Sublessee surrenders such that Sublessor creates a new means of ingress and egress to and from that or those offices, as applicable, which does not run through any portion of the Subleased Premises. In the event Sublessee receives written notice from Sublessor requesting that Sublessee surrender anything more than its possession and use of more than both offices labeled with an "X" on the attached Exhibit "A" ("Complete Surrender"), then: (i) Sublessee shall vacate the entire Subleased Premises within six (6) months of receiving such notice; (ii) Sublessor shall reimburse Sublessee for all relocation costs which Sublessee actually incurs, provided that Sublessor's reimbursement obligation will be capped at five thousand and 00/100 dollars ($5,000.00); and (iii) within five (5) days after Sublessee vacates the Subleased Premises, Sublessor shall reimburse Sublessee for: (A) 100% of Sublessee's improvement costs (as set forth in Article 2 hereof) if Sublessee receives such notice on or before September 30, 2016; (B) 75% of Sublessee's improvement costs (as set forth in Article 2 hereof) if Sublessee receives such notice on or before September 30, 2017; and (C) 50% of Sublessee's improvement costs (as set forth in Article 2 hereof) if Sublessee receives such notice on or before September 30, 2018. Sublessor agrees that Sublessor's right to request a Partial Surrender or a Complete Surrender is a personal right of Sublessor only, and may not be assigned, transferred or exercised by any third party, including but not limited to, Sublessor's successors or assigns under the Lease, or Landlord in the event Landlord succeeds to Sublessor's interests under this Sublease.

ARTICLE 8. REPRESENTATIONS

a.Sublessor represents that it is the only tenant of the Leased Space (which includes the Subleased Premises), free and clear of all liens and encumbrances except as to those which may have been disclosed to Sublessee in writing prior to the execution hereof, and that it has full right to sublease the Subleased Premises for the term set forth herein.

b.Provided that Sublessee is in good standing of its obligations under this Sublease, Sublessor represents that Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises for the entire term of this Sublease, including all extensions thereof.

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c.Sublessor represents that it has received all applicable consents and approvals required under the Lease, including but not limited to Landlord's consent to sublease the Subleased Premises to Sublessee under Section 11 of the Lease.

d.With respect to the Subleased Premises, except as disclosed in writing to Sublessee prior to the execution hereof: there currently exist no licenses, sublicenses, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Subleased Premises; and there are no parties (other than Sublessor) In possession of the Subleased Premises.

ARTICLE 9. DEFAULT

Sublessee's Default

The following events shall be deemed to be events of default by Sublessee under this Sublease:

a.Sublessee fails to pay any component of an installment of Sublessee Rent due under this Sublease to Landlord by any Due Date, and such failure to pay continues for five (5) calendar days after Sublessee's receipt from Landlord of written notice thereof; provided, however, Landlord shall only be required to provide notice two (2) times in any twelve (12) month period.

b.Sublessee fails to comply with any material term, provision, or covenant of the Sublease, other than the payment of Sublessee Rent, and does not cure the failure within ten (10) days after receipt of written notice thereof from Sublessor or Landlord (as applicable), provided that in the event Sublessee has diligently commenced to cure such a failure within ten (10) days of Sublessee's actual receipt of notice thereof and reasonably requires additional time beyond the I 0-day cure period described herein to effect such cure, Sublessee shall have such additional time as Is necessary (beyond the 10-day cure period) to effect the cure.

c.If Sublessee's representations under this Sublease are false in any material respect.

Sublessor's Default

Sublessor shall provide Sublessee with true, accurate and complete copies of all default and default-related notices which Sublessor receives from Landlord and Landlord's lender, immediately upon Sublessor's receipt thereof.

The following events shall be deemed to be events of default by Sublessor under this Sublease:

a.Sublessor fails to comply with any material term, provision, or covenant of the Sublease, and does not cure the failure within twenty (20) days after receipt of written notice thereof from Sublessee, provided that in the event Sublessor has diligently commenced to cure such a failure within twenty (20) days of Sublessor's actual receipt of notice thereof and reasonably requires additional time beyond the 20-day cure period described herein to effect such cure, Sublessor shall have such additional time as is necessary (beyond the 20-day cure period) to effect the cure.

b.	Sublessor's rights at the Building expire or terminate.

c.	Sublessor defaults under the Lease beyond all applicable cure periods.

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d.	If Sublessor's representations under this Sublease are false in any material respect.

Remedies

Upon the occurrence of any uncured event of default, the non-defaulting party shall have, without limitation, the option to pursue any one or more of the following remedies:

a.The non-defaulting party may terminate this Sublease, in which event Sublessee shall immediately surrender the Subleased Premises to Sublessor, subject to the terms and provisions herein;

b.The non-defaulting party shall have all remedies available at law and in equity;

c.Notwithstanding anything herein to the contrary, Sublessor shall be able to terminate this Sublease only in the event of an uncured default by Sublessee, subject to the terms of Article 7 herein.

Removal of Property

Following the termination or expiration of this Sublease, Sublessee will remove its personal property from the Subleased Premises. In performing said removal, Sublessee will restore the Subleased Premises to as good a condition as It was in immediately prior to the Effective Date hereof, reasonable wear and tear and casualty excepted. If Sublessee's personal property is not removed within thirty (30) days after expiration or earlier termination of this Sublease, Sublessee will be deemed to have abandoned such property and Sublessor may sell or dispose of same in its discretion, subject to the terms of the Lease.

ARTICLE 10. MISCELLANEOUS

Authority

In the event a conflict exists between the Lease, the Consent and this Sublease, the meaning of or interpreting a term of this Sublease shall be determined by, in the following order: (1) the Consent; (2) the Sublease; and (3) the Lease.

Parties Bound

This Sublease shall be binding upon, and insure to the benefit of, the parties to this Sublease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this Sublease.

Notice

Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing, legible and shall be deemed to have been given:

(a)upon receipt or refusal to accept delivery if hand delivered; or

(b)when sent by reputable overnight delivery service or certified mall, return receipt requested and postage prepaid; or

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(c)subject to the conditions below, when sent via email, facsimile or other electronic transmission (each, an "Electronic Notice"), provided that if such Electronic Notice takes place after 5:00 p.m. central time, delivery shall be deemed to occur the next business day.

Conditions for Delivery via Electronic Notice: To be deemed effective, any and all Electronic Notices given in accordance with subsection (c), above, shall be sent to the applicable receiving party's email address or facsimile number which is set forth in this Agreement. or to such other email addresses or facsimile number as specified by written notice delivered in accordance herewith. If, three (3) days after a party gives Electronic Notice in accordance with subsection (c), no receiving party acknowledges receipt of that Electronic Notice via a confirmatory email, facsimile or other electronic response, the sending party shall also give notice in accordance with either subsection (a) or (b), above, which notice shat! be deemed given on the date the Electronic Notice was originally given. All notices given in accordance with subsections (a) and (b) shall be delivered to the applicable party's address as set forth below, or to such other addresses as specified by written notice delivered in accordance herewith. Any party may provide notice in accordance with subsection (a) or (b) without first delivering notice in accordance with subsection (c).

If to Sublessor:Bailey & Galyen

190I Airport Freeway

Bedford, TX 76021

Attn: John S. Brannon

Facsimile: 817-685-9422

Email: jbrannon@galyen.com

With copy to:Bailey & Galyen

1901 Airport Freeway

Bedford, TX 76021

Attn: Phillip Galyen

Facsimile: (817) 685-9422

Email: pgalyen@galyen.com

If to Sublessee:Fuse Medical, Inc.

1300 Summit Ave., Suite 670

Fort Worth, Texas 76102

Attn: David Hexter

Facsimile: 817 887-1730

Email: dhexter@fusemedical.com

If to Landlord:PBIII-SOP, LP

attn.: Jason Dean

3500 Jefferson St., Suite 206

Austin, Texas 78731

Facsimile: (512) 610-2906

Email: jdean@pennybackercap.com

With a copy to:Holt Lunsford Commercial

attn.: Canna Bohannon

1300 Summit Avenue, Suite 420

Fort Worth, Texas 76102

Facsimile: (817) 870-1426

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If for payment:PBIII-SOP, LP

PO Box 678474

Dallas, Texas 75267

Any party may change its notice address by sending written notice to the other party, and the new notice address will be effective fifteen (15) days after receipt by the other party. Notices changing a party's payment address will be effective thirty (30) days after receipt by the other party. Notices will be deemed to have been given upon either receipt or rejection. Any notice that is given by a party may be given by the attorneys for that party.

Texas Law to Apply

This Sublease shall be construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this Sublease are performable in Tarrant County, Texas.

Legal Construction

In case any one or more of the provisions contained in this Sublease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Sublease, and this Sublease shall be construed as if such invalid, illegal, or unenforceable provision had never been Included in the Sublease.

Attorney's Fees and Costs

If, as a result of an uncured default of this Sublease by either party, the other party employs an attorney or attorneys to enforce its rights under this Sublease, then the defaulting party agrees to pay the other party the reasonable attorney's fees and costs actually incurred to enforce the Sublease.

Incorporation of Lease

Landlord, Sublessor and Sublessee agree that this Sublease, and Landlord's, Sublessor's and Sublessee's respective rights and obligations hereunder, ere subject to the terms and provisions of the Lease. Landlord, Sublessor and Sublessee each agree that Sections 3, 15, 16, 17, 18, 30(a) and 34, and 41 of the Lease are hereby incorporated into this Sublease with the understanding that: (i) any reference in the Lease to "Tenant" shall instead be a reference to Sublessor hereunder; and (ii) any reference in the Lease to "Premises" shall instead be a reference to Subleased Premises hereunder. Nothing contained in this section shall in any way limit or reduce the obligations of Sublessor to continue compliance with the terms and conditions of the Lease.

Time of Essence

Time is of the essence under this Sublease, provided that the period of time during which either party is prevented or delayed in the performance of any non-monetary obligation required to be performed under this Sublease due to delays caused by fire. catastrophe, strikes, labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulations or other causes beyond such party's reasonable control, will be added to such party's time for performance thereof, and such party will not be deemed in default hereunder as a result of such delay.

Counterparts

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THIS DOCUMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES TO THIS DOCUMENT ON SEPARATE COUNTERPARTS, EACH OF WHICH, WHEN SO EXECUTED, WILL BE DEEMED AN ORIGINAL. BUT ALL SUCH COUNTERPARTS WILL CONSTITUTE ONE AND THE SAME AGREEMENT. ANY SIGNATURE DELIVERED BY A PARTY BY FACSIMILE OR ELECTRONIC TRANSMISSION WILL BE DEEMED TO BE AN ORIGINAL SIGNATURE.

[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the Effective Date set forth above.

Sublessor: PHILLIP GALYEN, P.C. d/b/a BAILEY & GALYEN

By: EXHIBIT ONLY - DO NOT SIGN

Name:_________________________

Its:_________________________

Dated:_________________________

Sublessee:  FUSE MEDICAL, INC., a Delaware corporation

By: EXHIBIT ONLY - DO NOT SIGN

Name:_________________________

Its:   _________________________

Dated:_________________________

The undersigned represents that he or she has reviewed and agrees to be bound by the terms and provisions of the Sublease above, and consents to the Sublessor's execution thereof. Acknowledged and Agreed by:

PBIII-SOP, LP, a Texas limited partnership

By: PBIII SOP, GP, LLC,

a Texas limited liability company,

its General Partner

By: EXHIBIT ONLY - DO NOT SIGN

Name:_________________________

Its:_________________________

Dated:_________________________

[Exhibits on the Following Pages]

EX – 10.3

Exhibit “A”

Schematic of floor plan

[Attached]

EX – 10.3

Exhibit “B”

Rent Schedule

MONTHS	COST PER RENTABLE SQUARE FOOT PER ANNUM	MONTHLY PAYMENT

9/3/15 – 9/30/16	$22.75	$3,822.00
10/1/16 – 9/30/17	$23.25	$3,906.00
10/1/17 – 9/30/18	$23.75	$3,990.00
10/1/18 – 9/30/19	$24.25	$4,074.00
10/1/19 – 9/30/20	$24.75	$4,158.00